Exhibit 32.1

CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Vantone International Group, Inc., for the period ending September 30, 2010, I, Honggang Yu, Chief Executive Officer and Chief Financial Officer of Vantone International Group, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1. Such Quarterly Report on Form 10-Q for the period ending September 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2010, fairly represents in all material respects, the financial condition and results of operations of Vantone International Group, Inc.

Ace Consulting Management, Inc.

Date: November 15, 2010	By:	/s/ Honggang Yu
Honggang Yu
Chief Executive Officer Chief Financial Officer